Exhibit 99.1
Virgin Galactic Holdings, Inc. Prices
$425 Million Convertible Senior Notes Offering
Las Cruces, N.M. —January 13, 2022—Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or “the Company”) today announced the pricing of its offering of $425 million aggregate principal amount of 2.50% convertible senior notes due 2027 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on January 19, 2022, subject to customary closing conditions. Virgin Galactic also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date when the notes are first issued, up to an additional $75 million principal amount of notes.
The notes will be senior, unsecured obligations of Virgin Galactic and will accrue interest at a rate of 2.50% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2022. The notes will mature on February 1, 2027, unless earlier repurchased, redeemed or converted. Prior to November 1, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events. On and after November 1, 2026, noteholders will have the right to convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Virgin Galactic will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, par value $0.0001 per share (the “common stock”), at its election, based on the conversion rate. The initial conversion rate is 78.1968 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $12.79 per share of common stock. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of $10.03 per share of Virgin Galactic’s common stock on January 13, 2022. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.
The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Virgin Galactic’s option at any time, and from time to time, on or after February 6, 2025 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Virgin Galactic’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If a “fundamental change” (as will be defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Virgin Galactic to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Virgin Galactic estimates that the net proceeds from the offering will be approximately $413.7 million (or approximately $486.8 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use approximately $52.3 million of the net proceeds to fund the cost of entering into the capped call transactions described below. Virgin Galactic intends to use the remainder of the net proceeds from the offering to fund working capital, general and administrative matters and capital expenditures to accelerate the development of its spacecraft fleet in order to facilitate high-volume commercial service. If the initial purchasers exercise their option to purchase additional notes, then Virgin Galactic intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Virgin Galactic entered into privately negotiated capped call transactions with certain financial institutions, which included one or more of the initial purchasers or their affiliates (the “option counterparties”). The capped call transactions cover, subject to customary anti-dilution adjustments, the number of shares of Virgin Galactic’s common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, Virgin Galactic expects to enter into additional capped call transactions with the option counterparties.
The cap price of the capped call transactions will initially be $20.06 per share, which represents a premium of 100% over the last reported sale price of Virgin Galactic’s common stock of $10.03 per share on January 13, 2022, and is subject to certain adjustments under the terms of the capped call transactions.
The capped call transactions are expected generally to reduce the potential dilution to Virgin Galactic’s common stock upon any conversion of the notes and/or offset any potential cash payments Virgin Galactic is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes, up to a cap price. If, however, the market price per share of Virgin Galactic’s common stock, as measured under the terms

Exhibit 99.1
of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.
Virgin Galactic has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Virgin Galactic’s common stock and/or purchase shares of Virgin Galactic’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Virgin Galactic’s common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Virgin Galactic’s common stock and/or purchasing or selling Virgin Galactic’s common stock or other securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Virgin Galactic on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by Virgin Galactic, in each case, if Virgin Galactic exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Virgin Galactic’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.
The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.
About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. It is developing a spaceflight system designed to connect the world to the wonder and awe created by space travel and to offer customers a transformative experience.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Virgin Galactic’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Virgin Galactic’s business, including those described in periodic reports that Virgin Galactic files from time to time with the Securities and Exchange Commission. Virgin Galactic may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Virgin Galactic does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.
Contact Information
For Investor Relations inquiries:
VG-IR@virgingalactic.com
For media inquiries:
Aleanna Crane – Vice President Communications
virgingalacticpress@virgingalactic.com
+1 575 800 4422